SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  December 31, 1998




            CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-12791                 36-3207212
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization



         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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


                           LONG BEACH PLAZA

                        LONG BEACH, CALIFORNIA
                        -----------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On December 31, 1998, Carlyle Real Estate Limited Partnership - XIII (the "Partnership") disposed of the land, building and related improvements of the Long Beach Plaza (the "Property"), located in Long Beach, California. RVM Long Beach Plaza, LLC. (the "Purchaser"), a Delaware limited liability company, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations. The Property is an approximate 679,000 square foot shopping center of which the Partnership owned approximately 559,000 square feet, and, as of the date of sale was approximately 60% occupied.

     The Partnership had not made the required debt service on the mortgage note secured by the Property since June 1993. Additionally, such mortgage note, in the original principal amount of approximately $34,000,000 plus accrued and deferred interest, matured in June 1994. The Partnership initiated discussions with the first mortgage lender, Teachers Insurance and Annuity Association of America (the "Lender") regarding the modification of its mortgage loan and in December 1994, the Lender agreed to a short-term loan extension through August 1995. The Partnership had been unable to secure a modification or further extension of the loan and the Partnership decided not to commit any significant additional amounts to the Property. In March 1996, a receiver was appointed for the benefit of the Lender. During 1998, the Partnership negotiated with the Lender and the Purchaser to sell the Property to the Purchaser contemporaneously with the Lender's sale of the mortgage note to an affiliate of the Purchaser.

     The Partnership transferred title to the land, building and improvements, and all other assets and liabilities related to the Property in consideration of a discharge of the mortgage loan and payment of $10 in cash on December 31, 1998. The Property was classified as held for sale as of July 1, 1996 and therefore has not been subject to continued depreciation from such date for financial reporting purposes. The Partnership expects to realize a total gain from this transaction in 1998 of approximately $47,000,000 for financial reporting purposes. This amount represents a gain on sale including the effect of impairment losses recognized by the Partnership in 1996 aggregating approximately $17,600,000 with the remainder representing an extraordinary gain on forgiveness of debt, which will be included in the consolidated financial statements of the Partnership. In addition, the Partnership expects to recognize a gain of approximately $28,000,000 for Federal income tax purposes, with no corresponding distributable proceeds. The Partnership has no future liability for any representations, warranties and covenants as a result of the sale.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information - Narrative.

           As a result of the sale of the Property by the Partnership, beyond the date of sale there will be no further rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses recorded for the Property in the consolidated financial statements of the Partnership. For the year ended December 31, 1997, the Partnership's consolidated financial statements reflected rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses of approximately $5,429,000, $44,000, $4,552,000, $5,187,000 and $141,000,
respectively. Rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses were approximately $3,080,000, $12,000, $3,428,000, $3,430,000 and $22,000,
respectively, for the nine months ended September 30, 1998 in the Partnership's consolidated financial statements. Also as a result of the sale of the Property, there are no further assets and liabilities related to the Property in the Partnership's consolidated financial statements, which at September 30, 1998 consisted of restricted funds of approximately $117,000; rents and other receivables of approximately $152,000; prepaid expenses of approximately $33,000; investment property held for sale or disposition of approximately $9,277,000; deferred expenses of approximately $109,000; current liabilities (including mortgage debt) of approximately $55,678,000 and tenant security deposits of $165,000.

     (c)   Exhibits

           10.1 Conveyance and Settlement Agreement between RVM Long Beach Plaza LLC, a Delaware limited liability company, and Carlyle Real Estate Partnership-XIII, an Illinois limited partnership, dated December 15, 1998.

                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII

                        By:  JMB Realty Corporation
                             Corporate General Partner


                                   GAILEN J. HULL
                             By:   Gailen J. Hull
                                   Senior Vice President






Dated:  January 12, 1999